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                                                                     EXHIBIT 4.9

                          LIQUIDATED DAMAGES AGREEMENT

         THIS LIQUIDATED DAMAGES AGREEMENT (the "Agreement") is made and entered into as of April 23, 1998 by and among RELIANCE BANCORP, INC., a Delaware corporation (the "Company"), RELIANCE CAPITAL TRUST I, a business trust formed under the laws of the state of Delaware (the "Trust"), SANDLER O'NEILL & PARTNERS, L.P. ("Sandler O'Neill") and KEEFE, BRUYETTE & WOODS, INC. ("Keefe Bruyette" and, together with Sandler O'Neill, the "Initial Purchasers").

         WHEREAS, as an inducement to the Initial Purchasers to enter into the Purchase Agreement, dated April 23, 1998 (the "Purchase Agreement"), by and among the Company, the Trust and the Initial Purchasers (providing for, among other things, the sale by the Trust to the Initial Purchasers of 50,000 of the Trust's 8.17% Capital Securities, Series A, liquidation amount of $1,000 per Capital Security (the "Capital Securities"), the proceeds of which will be used by the Trust to purchase 8.17% Junior Subordinated Deferrable Interest Debentures due May 1, 2028, Series A, of the Company (the "Subordinated Debentures")), and as a condition to the several obligations of the Initial Purchasers thereunder, the Company and the Trust have agreed to provide to the Initial Purchasers and their direct and indirect transferees certain registration and related rights pursuant to and in accordance with the terms of the Registration Rights Agreement, dated the date hereof (the "Registration Rights Agreement"), by and among the Company, the Trust and the Initial Purchasers; and

         WHEREAS, notwithstanding the fact that the Company and the Trust have consummated or will consummate an Exchange Offer, pursuant to Section 2(b) of the Registration Rights Agreement, the Initial Purchasers may, under certain circumstances, require the Company and the Trust to file a Shelf Registration Statement for the resale of certain Registrable Securities held by them;

         WHEREAS, the Registration Rights Agreement contains certain provisions concerning the time within which the Company and the Trust must file the Shelf Registration Statement and the period for which such Shelf Registration Statement must remain effective and usable for resales; and

         WHEREAS, the Company, the Trust and the Initial Purchasers desire to provide for the payment of liquidated damages by the Company directly to the Initial Purchasers in the event that the Company and the Trust fail to comply with such contractual provisions, as more fully set forth herein.

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. Capitalized terms used (including in the foregoing recitals) but not defined herein shall have the meanings given to such terms in the Registration Rights Agreement, except that (a) the term "Shelf Registration Statement" shall refer only to a Shelf Registration Statement filed by the Company and the Trust pursuant to Section 2(b) of the Registration Rights Agreement, and (b) the term "Registrable Securities" shall refer only to those Registrable Securities held at such time by the Initial Purchasers.


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         2. Payment of Liquidated Damages. (a) In the event that (i) the Shelf
Registration Statement is not filed with the SEC on or prior to the 45th day after a request for such filing is properly made by the Initial Purchasers in accordance with Section 2(b) of the Registration Rights Agreement (provided that in no event shall such date be required to be earlier than 75 days after the Issue Date), or (ii) the Shelf Registration Statement is not declared effective by the SEC on or prior to the later of the 40th day after the date such Shelf Registration Statement was required to be filed pursuant to the terms of the Registration Rights Agreement and the 180th date after the Issue Date, or (iii) the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be continuously effective or usable for resales (whether as a result of an event contemplated by Section 3(e) of the Registration Rights Agreement or otherwise) at any time during the 180-day period (and any extensions of such period pursuant to the last paragraph of Section 3 of the Registration Rights Agreement) immediately following the date on which the Shelf Registration Statement is first declared effective (other than after such time as all Registrable Securities have been disposed of thereunder or otherwise cease to be Registrable Securities pursuant to the terms of the Registration Rights Agreement), then in each case the Company shall pay liquidated damages to the Initial Purchasers, at a rate of 0.25% per annum in respect of the aggregate liquidation amount of Capital Securities held by the Initial Purchasers or, in the event that the Trust is liquidated and Subordinated Debentures are distributed to holders of Capital Securities, the aggregate principal amount of Subordinated Debentures held by the Initial Purchasers, as the case may be, in respect of the period (x) commencing on the 46th day after such request for the filing of a Shelf Registration Statement is made by the Initial Purchasers (provided that in no event shall such date be required to be earlier than 76 days after the Issue Date) and terminating upon the filing of the Shelf Registration Statement (in the case of clause (i) above), (y) commencing on the later of the 41st day after the date the Shelf Registration Statement was required to be filed and the 181st day after the Issue Date and terminating upon the effectiveness of the Shelf Registration Statement (in the case of clause (ii) above), or (z) commencing on the day the Shelf Registration Statement ceases to be effective or usable for resales and terminating at such time as the Shelf Registration Statement again becomes effective and usable for resales (in the case of clause (iii) above), provided, however, that the maximum aggregate amount of liquidated damages payable by the Company pursuant to this Agreement and the Registration Rights Agreement shall not exceed 0.25% per annum in respect of the aggregate liquidation amount of the Capital Securities or, in the event the Trust is liquidated and Subordinated Debentures are distributed to holders of Capital Securities, the aggregate principal amount of Subordinated Debentures.

         (b) Any amounts of liquidated damages payable by the Company pursuant to this Section 2 shall be paid in cash directly to the Initial Purchasers on the next succeeding May 1 or November 1, as the case may be, following the period in respect of which such Liquidated Damages have become due and payable hereunder.

         3.       General.

         (a) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.


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         (b) Amendments. This Agreement may be amended by the parties hereto by a written instrument duly executed on behalf of each of the parties hereto.

         (c) Entire Agreement. This Agreement and the Registration Rights Agreement constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

         (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to any applicable conflicts of law principles.

         (e) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered to the parties at the addresses set forth in, and in a manner contemplated by, the Registration Rights Agreement.


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                  IN WITNESS WHEREOF, the parties have executed this Liquidated
Damages Agreement as of the date first written above.

                         RELIANCE BANCORP, INC.


                         By:      /s/ Raymond A. Nielsen
                                  ------------------------------------------
                                  Name: Raymond A. Nielsen
                                  Title:   President/Chief Executive Officer


                         RELIANCE CAPITAL TRUST I


                         By:      Reliance Bancorp, Inc.,
                                  as Sponsor

                         By:       /s/ Raymond A. Nielsen
                                  ------------------------------------------
                                  Name: Raymond A. Nielsen
                                  Title:   President/Chief Executive Officer


                         SANDLER O'NEILL & PARTNERS, L.P.


                         By: SANDLER O'NEILL
                                  & PARTNERS CORP., the sole general partner


                         By:      /s/ Catherine A. Lawton
                                  ------------------------------------------
                                  Name: Catherine A. Lawton
                                  Title:   Vice President


                         KEEFE, BRUYETTE & WOODS, INC.


                         By:      /s/ Frank S. Cicero
                                  ------------------------------------------
                                  Name: Frank S. Cicero
                                  Title:   Vice President